Registration No. 333-








                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         FactSet Research Systems Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                       13-3362547
(State  or  other   jurisdiction            (I.R.S. Employer Identification No.)
of incorporation or organization)

                              One Greenwich Plaza
                          Greenwich, Connecticut 06830
                                 (203) 863-1500
              (Address of Principal Executive Offices) (Zip Code)

  The FactSet Research Systems Inc. Non-Employee Directors' Stock Option Plan
                            (Full title of the plan)

                                 Ernest S. Wong
          Senior Vice President, Chief Financial Officer and Secretary
                         FactSet Research Systems Inc.
                              One Greenwich Plaza
                          Greenwich, Connecticut 06830
                    (Name and address of agent for service)
                                 (203) 863-1500
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
________________________________________________________________________________

  Title of     Amount to be   Proposed maximum   Proposed maximum    Amount of
securities to   registered     offering price   aggregate offering  registration
be registered                   per share (1)        price(1)           fee
________________________________________________________________________________
Common Stock,
par value
$.01 per share  200,000        39.72             7,944,000          2,343
_______________________________________________________________________________

(1) The price of $39.72 per share, which was the average of the high and low prices of Common Stock as reported in the New York Stock Exchange consolidated reporting system on July 23, 1998 is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Refer to Exhibit 4.5 on page 3.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with the Commission.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by FactSet Research Systems Inc. (the "Company") are incorporated herein by reference as of their respective dates:

(a) FactSet Research Systems Inc. Annual Report on Form 10-K for the fiscal year ended August 31, 1997 (and the documents incorporated by reference therein).

(b) FactSet Research Systems Inc. Quarterly Report on Form 10-Q for the quarters ended May 31, 1998, February 28, 1998 and November 30, 1997 (and the documents incorporated by reference therein).

(c) FactSet Research Systems Inc. Proxy Statement on Form 14A filed with the Commission on November 27, 1997 (and the documents incorporated by reference therein).

(d) FactSet Research Systems Inc. Registration Statement on Form S-1 (File No. 333-04238) filed with the Commission on June 26, 1996, containing a description of the Common Stock.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (except for exhibits thereto unless specifically incorporated by reference therein). Requests for such copies should be directed to the Chief Financial Officer, FactSet Research Systems Inc., One Greenwich Plaza, Greenwich, Connecticut 06830, (203) 863-1500.

Item 4. Description of Securities.

The class of securities to be offered pursuant to this registration statement have been registered under Section 12 of the Exchange Act. See Item 3 - Incorporation of Documents by Reference.

Item 5. Interest of Named Experts and Counsel.

The validity of the Common Stock offered hereby has been passed upon by Cravath, Swaine & Moore. See Exhibit 5 on page 10.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Restated Certificate of Incorporation and By-laws of the registrant provide that (a) the registrant shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative, or investigative) by reason of the fact that such person is or was a director, officer or employee of the registrant serving at its request as a director, officer, employee, trustee or agent of another enterprise and (b) the registrant shall pay the expenses, including attorney's fees, incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount by the registrant. The Certificate of Incorporation also provides that, to the extent permitted by law, the directors of the registrant shall have no liability to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

The Company has purchased an insurance policy under which the registrant's directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit
Number    Description

4.1* Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-04238) filed with the Commission on June 5, 1996).

4.2* By-laws (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-04238) filed with the Commission on
          June 5, 1996).

4.3* Description of the Company's Common Stock incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-04238) filed with the Commission on June 26, 1996.

4.4* Form of Security Common Stock (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-04238) filed with the Commission on June 26, 1996).

4.5* FactSet Research Systems Inc. Non-Employee Directors' Stock Option Plan (filed as Exhibit A in the Company's Proxy Statement on Form 14A filed with the Commission on November 27, 1997.

4.6 FactSet Research Systems Inc. Non-Employee Directors' Stock Option Plan Prospectus.

5         Opinion of Cravath, Swaine & Moore.

23.1      Consent of Independent Accountants.

23.2      Consent of Cravath, Swaine & Moore (included in Exhibit 5).

24        Powers of Attorney (contained on signature page).

*Incorporated by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Greenwich, State of Connecticut, on this 24th day of July, 1998.

                                   FACTSET RESEARCH SYSTEMS INC.
                                   by    /s/ Ernest S. Wong
                                     -----------------------------
                                     Ernest S. Wong
                                     Senior Vice President, Chief Financial
                                     Officer and Secretary

Each person whose signature appears below appoints Ernest S. Wong, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                         Title                          Date

                              Chairman of the Board of           July 24, 1998
/s/ Howard E. Wille            Directors and Chief
------------------------       Executive Officer
Howard E. Wille                (Principal Executive
                               Officer)

/s/ Charles J. Snyder         President, Chief Technology        July 24, 1998
------------------------       Officer and Director
Charles J. Snyder

/s/ Ernest S. Wong            Senior Vice President, Chief       July 24, 1998
------------------------       Financial Officer and Secretary
Ernest S. Wong                 (Principal Accounting Officer)

/s/ Joseph E. Laird, Jr.      Director                           July 24, 1998
------------------------
Joseph E. Laird, Jr.

/s/ Walter F. Siebecker       Director                           July 24, 1998
------------------------
Walter F. Siebecker

/s/ David R. Korus            Director                           July 24, 1998
------------------------
David R. Korus

/s/ John C. Mickle            Director                           July 24, 1998
------------------------
John C. Mickle

                                 EXHIBIT INDEX

Exhibit
Number         Description

4.1 Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No.333-04238) filed with the Commission on June 5, 1996).*

4.2 By-laws (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-04238) filed with the Commission on June 5, 1996).*

4.3 Description of the Company's Common Stock incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-04238) filed with the Commission on June 26, 1996.*

4.4 Form of Common Stock (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-04238) filed with the Commission on June 26, 1996).*

4.5 FactSet Research Systems Inc. Non-Employee Directors' Stock Option Plan (filed as Exhibit A to the Company's Proxy Statement on Form 14A filed with the Commission on November 27, 1997).*

4.6 FactSet Research Systems Inc. Non-Employee Directors' Stock Option Plan Prospectus.

5              Opinion of Cravath, Swaine & Moore.

23.1           Consent of Independent Accountants.

23.2           Consent of Cravath, Swaine & Moore (included in Exhibit 5).

24             Powers of Attorney (contained on signature page).

---------------
* Incorporated by reference.

                                                                     Exhibit 4.6

                          FactSet Research Systems Inc.
                             Non-Employee Directors'
                          Stock Option Plan Prospectus


This document is part of a Prospectus relating to the offer and sale of shares of common stock (the "Common Stock") of FactSet Research Systems Inc. (the "Company"), with a par value of $0.01 per share, which are authorized or unrestricted shares or shares held by the Company in its treasury until the exercise of stock options granted or to be granted by the Company under the FactSet Research Systems Inc. Non-Employee Directors' Stock Option Plan (the "Plan"). In addition, this document is applicable to such indeterminate number of shares as may be issuable pursuant to the adjustment provisions of the Plan.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended ("Securities Act").

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this document is July 24, 1998.

General Plan Information

The Plan contains provisions designed to enable members of the board of directors of the Company (the "Board") who are not employees of the Company and its subsidiaries (each, a "Subsidiary") (each such director, a "Non-Employee Director") to acquire or increase their proprietary interest in the Company in the form of shares of its Common Stock. The Company desires to further align the interests of its Non-Employee Directors with the Company and its shareholders by increasing the ownership of its Non-Employee Directors in Common Stock. Under the Plan, Non-Employee Directors will have the right to purchase a specified number of shares of Common Stock covered by their option at the price therein provided, subject to the terms and provisions of the Plan.

The purchase price per share of Common Stock under any option is not less than 100% of the Fair Market Value (as defined below) of a share of Common Stock covered by such option at the time the option is granted. "Fair Market Value", with respect to a share of Common Stock listed on a national securities exchange, means the closing price for such share on the applicable date or, if the applicable date is not a trading date, on the next preceding trading day.

The Plan is administered by the Board which shall have authority to interpret the Plan and to prescribe, amend and rescind rules and regulations for the administration of the Plan.

The Plan provides for termination on November 1, 2007, and no further options may be granted thereafter. Options granted and outstanding as of the date the Plan terminates for any reason are not affected. The Company's Board has the power to terminate the Plan at any time. The Board may amend or modify the Plan from time to time without the approval of the shareholders, except for any amendment to increase the number of shares of Common Stock and any adjustments pursuant to the adjustment provisions of the Plan described below.

The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

Securities Subject to the Plan

A total of 200,000 shares of Common Stock are issuable pursuant to options granted and to be granted under the Plan, subject to adjustment pursuant to the adjustment provisions of the Plan summarized below. Shares to be optioned may be authorized but unissued Common Stock or Common Stock held by the Company in its treasury.

In the event of any change in the number of outstanding shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, spin-off or other similar change in capitalization, any distribution to common shareholders, including a rights offering, other than cash dividends, or any like change, the aggregate number of shares of Common Stock available for options, the number of shares of Common Stock covered by an option and the option price per share of Common Stock will be subject to equitable adjustment by the Board as it may deem appropriate with a view toward preserving the value of such option; provided however, that any fractional share resulting from such adjustment shall be eliminated.

In the event of a reorganization, recapitalization, merger, consolidation, acquisition of property or stock, extraordinary dividend or distribution (other than as described in the preceding paragraph), separation or liquidation of the Company, or any other event similarly affecting the Company, the Board shall have the right, but not the obligation, to provide that outstanding options granted under this Plan shall (i) be canceled in respect of a cash payment or the payment of securities or property, or any combination thereof, with a per share value determined by the Board in good faith to be equal to the value received by the shareholders of the Company in such event in respect of each share of Common Stock, with appropriate deductions of exercise prices, or
(ii) be adjusted to represent options to receive cash, securities, property, or any combination thereof, with a per share value determined by the Board in good faith to be equal to the value received by the shareholders of the Company in respect of each share of Common Stock, at such exercise prices as the Board in its discretion may determine is appropriate.

Grant of Options

Each option granted under the Plan will constitute a nonqualified stock option, not intended to qualify under Section 422 of the Code. Each option will terminate not later than 10 years from the date of grant.

Each Non-Employee Director who was serving on the date of the annual meeting of shareholders of the Company for fiscal year 1997 or who was elected as a Non-Employee Director at such meeting automatically received an Option for 10,000 shares of Common Stock as of the first business day following such annual meeting. Thereafter, each other Non-Employee Director subsequently elected or appointed for the first time shall automatically receive an Option for 10,000 shares of Common Stock as of the first business day following his or her election or appointment as a Non-Employee Director.

Commencing with the annual meeting occurring for the 1998 fiscal year of the Company, each Non-Employee Director shall automatically receive an Option for 2,000 shares of Common Stock as of the first business day following the annual meeting of shareholders of the Company provided that such Non-Employee has been a Non-Employee Director for the six-month period preceding the date of such annual meeting of shareholders of the Company.

Non-Transferability of Options

Options granted under the Plan are exercisable during an optionee's lifetime only by the optionee; provided, however, that an option may be transferred by gift to any member of the Non-Employee Director's immediate family (i.e., the optionee's spouse, children and grandchildren) or to a trust for the benefit of one or more of such immediate family members, if approved by the Board. During a Non-Employee Director's lifetime, options granted to a Non-Employee Director may be exercised only by such Non-Employee Director or by his or her guardian or legal representative unless the option has been transferred in accordance with the preceding sentence, in which case it shall be exercisable only by such transferee.

Exercise of Options

Each option shall be exercisable by the optionee (or his transferee as described above) by providing written notice to the Company of an intent to purchase a specific number of shares of Common Stock. Such notice must be accompanied by the tender of the full purchase price of such shares. Tender of the purchase price may be made in cash or check, previously acquired Common Stock valued at its Fair Market Value on the day the Common Stock certificates and the exercise order are received, or any combination thereof.

Notwithstanding the foregoing, upon the occurrence of a Change of Control (as defined below), (i) all options granted under the Plan which have not been exercised or which have not expired by their terms shall immediately be fully exercisable for the remainder of their respective terms and (ii) the Board may, in its sole discretion, determine that such options be immediately terminated in which case the grantee of the options will be paid an amount in cash in respect of each option equal to the difference between the Fair Market Value of a share of Common Stock and the option price of such option. A "Change of Control" means the occurrence of (a) any transaction or combination of transactions pursuant to which any person or group of persons (other than the Company, a majority-owned Subsidiary and an employee benefit plan or related trust thereof) become the beneficial owners of more than 20% of the then outstanding voting stock of the Company or (b) a change in the composition of the Board such that within two consecutive years individuals who at the beginning of such period constituted the Board (together with any duly elected directors at the beginning of such period) cease for any reason to constitute a majority of the directors then in office.

Termination of Options

While the Non-Employee Director continues to be a member of the Board, he or she may exercise one-fifth (20%) of the total number of shares of Common Stock covered by an option beginning with the first anniversary date of the grant of the option; thereafter an additional one-fifth (20%) of the total number of shares of Common Stock covered by the option shall become exercisable on each subsequent anniversary date of the grant of the option until on the fifth anniversary date of the grant of the option, the total number of shares of Common Stock covered by the option shall become exercisable.

If the Non-Employee Director ceases to be a member of the Board for any reason other than Retirement (as defined below), Incapacity (as defined below) or death, his options (whether or not vested) shall be forfeited unless the Board, in its discretion, elects that such outstanding options shall thereupon become fully vested and immediately exercisable.

In the event a Non-Employee Director ceases to be a member of the Board by reason of Retirement, Incapacity or death, the total number of shares of Common Stock covered by an outstanding option shall become fully vested and exercisable. Such Non-Employee Director, or in the case of death, the executors, administrators, or distributees, as the case may be, may within 90 days (one year in the event of death) after the date such person ceased to be such a Non-Employee Director (but in no event after the option has expired) exercise the option (to the extent exercisable by the Non-Employee Director on the date he ceased to be a Non-Employee Director) with respect to any shares of Common
Stock as to which such person has not exercised the option on the date the person ceased to be such a director.

If any Non-Employee Director who has ceased to be a member of the Board for any reason other than death, shall die holding an option that has not expired and has not been fully exercised, such person's executors, administrators, or distributees, as the case may be, may exercise the option within one year of the Non-Employee Director's death (to the extent exercisable by the decedent on his date of death) provided that in no event may the option be exercised after it has expired.

"Retirement" means the termination of a Non-Employee Director's service on the Board on or after age 65 but shall not include any termination of service resulting from an act of (i) fraud or intentional misrepresentation or
(ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned Subsidiary of the Company, by such Non-Employee Director. The determination of whether termination results from any such act shall be made by the Board, whose determination shall be conclusive.

"Incapacity" means any material physical, mental or other disability rendering the Non-Employee Director incapable of substantially performing his or her services hereunder that is not cured within 180 days of the first occurrence of such incapacity. In the event of any dispute between the Company and the Non-Employee Director as to whether he or she is incapacitated as defined herein, the determination of whether the Non-Employee Director is so incapacitated shall be made by an independent physician selected by the Board and the decision of such physician shall be binding upon the Company and the Non-Employee Director.

Text of the Plan; Additional Information

The foregoing statements are brief summaries of certain provisions of the Plan. They do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan. Copies of the Plan and additional information about the Plan may be obtained without charge from FactSet Research Systems Inc., One Greenwich Plaza, Greenwich, Connecticut 06830, Attention:
Chief Financial Officer (telephone 203-863-1500).

Resale of Shares Acquired Pursuant to the Plan

Persons deemed, under applicable rules and regulations of the Commission, to be in a position to control the Company may reoffer or resell such shares only pursuant to a separate prospectus filed with the Company's current registration statement under the Securities Act or pursuant to an exemption under the Securities Act, including the exemption provided by Rule 144 thereunder, subject to the restrictions imposed by such Rule but without regard to the one-year holding period provided in such Rule. The Company has no obligation to file such separate prospectus.

Under Rule 16b-3(d) promulgated under Section 16(b) of the Securities Exchange Act of 1934 ("Exchange Act"), the exercise of an in-the-money option is exempt from liability under Section 16(b) if the Plan is approved by either the full Board or a majority of the shareholders and the specific grants are pursuant to a formula contained in the Plan. Accordingly, the grant and exercise of an in-the-money option under the Plan is exempt from liability under Section 16(b) of the Exchange Act. However, the subsequent sale of shares acquired upon such an exercise would constitute a sale for purposes of Section 16(b) liability and can be matched against nonexempt purchases within six months before or after the sale.

Incorporation of Certain Documents by Reference

The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Securities and Exchange Commission. The following documents filed by the Company under the Exchange Act (File No. 033-750000) are incorporated herein by reference, and made a part hereof;

(a) the  Company's  most recent  Annual  Report on Form 10-K  for the year ended
August 31,   1997  (other  than  certain  exhibits,  unless  such  exhibits  are specifically incorporated by reference into such Annual Report);

(b) the Company's Quarterly Report on Form 10-Q for the quarters ended May 31, 1998, February 28, 1998 and November 30, 1997 (and the documents incorporated by reference therein);

(c) the description of the Common Stock offered hereby from the Company's registration statement on Form S-1 filed with the Commission on June 26, 1996 (File No. 333-04238);

(d) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's latest Annual Report referred to in (a) above; and

(e) any other documents required to be delivered to the employees of the Company pursuant to Rule 428(b) under the Securities Act.

The documents referred to in paragraphs (a), (b), (c) and (d) are hereby incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

In addition, any and all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (other than exhibits to such documents unless exhibits are specifically incorporated by reference herein) and of any or all reports, proxy statements and other communications distributed to its security holders generally. Requests for such copies should be directed to FactSet Research Systems Inc., One Greenwich Plaza, Greenwich, Connecticut 06830, Attention: Chief Financial Officer (telephone 203-863-1500).

Federal Income Taxes

Set forth below is certain information relating to Federal income tax laws applicable to nonqualified options at the date of this Prospectus. Such information should not be relied upon as being a complete statement of such laws, which are complex and subject to legislative changes. In view of the differing considerations which may apply in individual cases, optionees are urged to consult with their tax advisors with respect to the consequences of exercising options and disposing of shares acquired upon any such exercise.

In general, Non-Employee Directors granted nonqualified options under the Plan will not realize taxable income (and the Company will not be entitled to a deduction for Federal income tax purposes) upon the grant of such options, but upon the exercise of the nonqualified option, the optionee will realize taxable compensation income which is measured by the excess of the then Fair Market Value of the shares over the option price and the Company will be entitled to a compensation deduction in the same amount. The optionee's tax basis in such shares will be their Fair Market Value on the date of exercise. Upon a subsequent sale of such shares, any amount realized in excess of the optionee's tax basis for the shares will be treated as a capital gain, and any loss sustained will be treated as a capital loss. Such gain or loss will be short-term, mid-term or long-term, depending on the holding period for the shares (which would begin on the day following exercise of the option). The holding period for long-term capital gain or loss is more than 18 months and the holding period for mid-term capital gain or loss is more than one year. Neither "items of tax preference" nor additions to alternative minimum taxable income are realized upon the grant or exercise of a nonqualified option for purposes of the "alternative minimum tax."

Certain of the tax consequences described above are modified when an optionee makes full or partial payment of the option price in the form of Common Stock of the Company already owned by the optionee. That number of shares received by the optionee as a result of the exercise equal to the number of already owned shares of the same class surrendered will have a basis equal to the optionee's basis in the surrendered shares. No gain or loss will be recognized by the optionee with respect to the surrendered shares, and the holding period of the equal number of shares so received will include the holding period attributable to the shares so surrendered. Any additional shares received by the optionee as a result of the exercise will have a basis equal to the Fair Market Value of such additional shares on the date of exercise but not less than the amount of cash used in payment. The optionee is considered to realize compensation includable in gross income to the same extent as if the option price had been paid entirely in the form of cash.


                                                                       EXHIBIT 5

                                 [Letterhead of]

                             CRAVATH, SWAINE & MOORE

                                                                   July 24, 1998

                         FactSet Research Systems Inc.
                        Form S-8 Registration Statement


Dear Sirs:

We have acted as counsel for FactSet Research Systems Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 200,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), which may be issued pursuant to the Non-Employee Directors' Stock Option Plan (the "Plan").

In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, we are of opinion that the Common Stock is validly authorized and, when issued under the Plan in accordance with the terms thereof for consideration having a value not less than the par value thereof, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.


                                   Very truly yours,

                                   /s/ Cravath, Swaine & Moore

FactSet Research Systems Inc.
One Greenwich Plaza
Greenwich, CT 06830

                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 12, 1997 appearing on page 37 of FactSet Research System Inc.'s Annual Report incorporated by reference in the Form 10-K for the year ended August 31, 1997.


/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP

New York, New York
July 23, 1998

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